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                                                                    Exhibit 99.1

                        TRUSTEE'S DISTRIBUTION STATEMENT

  THE                   TO THE HOLDERS OF:                         96-DHC-1
BANK OF                 The Bank of New York, as Trustee under the
  NEW                   Lehman Corporate Bond Backed
 YORK
                            CUSIP NUMBER: 219-87J-AB7

in accordance with the Standard Terms and Conditions of Trust, The Bank of New York, as trustee submits the following cash basis statement for the period ending: December 03,2001

INTEREST ACCOUNT
Balance as of June 01,2001                                                                                       $       0.00
      Schedule Income received on securities............................................                         $ 533,375.00
      Unscheduled Income received on securities.........................................                         $       0.00
      Schedule Interest received from Swap Counterparty.................................                         $       0.00
      Unscheduled Interest received from Swap Counterparty..............................                         $       0.00
      Interest Received on sale of Securties............................................                         $       0.00
LESS:
      Distribution to Beneficial Holders................................................       $ 533,375.00
      Distribution to Swap Counterparty.................................................       $       0.00
      Trustee Fees......................................................................       $       0.00
      Fees allocated for third party expenses...........................................                         $       0.00
Balance as of December 03,2001                                                                 Subtotal          $       0.00


PRINCIPAL ACCOUNT
Balance as of June 01,2001                                                                                       $       0.00
      Scheduled Principal payment received on securities................................                         $       0.00
      Principal received on sale of securities..........................................                         $       0.00
LESS:
      Distribution to Beneficial Holders................................................       $       0.00
      Distribution to Swap Counterparty.................................................       $       0.00
Balance as of December 03,2001                                                                 Subtotal          $       0.00
                                                                                               Balance           $       0.00

               UNDERLYING SECURITIES HELD AS OF: December 03,2001

Principal                          Title of Security
Amount                             DAYTON HUDSON CORPORATION
------
 12,550,000                        CUSIP# : 293-753-BP0




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